SALE OF SHARES AGREEMENT

among

JOHN WELCH
(Welch)

and

HEINZ ANDREAS
(Andreas)

and

MICHAEL MORGAN
(Morgan)

(collectively the sellers)

and

FIRST SOUTH AFRICAN HOLDINGS (PROPRIETARY) LIMITED
(Registration No. 95/03959/07)
(the purchaser)

and

FIRST SOUTH AFRICA CORP., LTD
(FSAC)




in respect of the entire issued share capital of

PIEMANS PANTRY (PROPRIETARY) LIMITED
(Registration No. 95/02034/07)
(the Company)



and



SURFS-UP INVESTMENTS (PROPRIETARY) LIMITED
(Registration No. 95/02046/07)
(Propco)

                     Table of Contents

1.   Introduction
2.   Status of this agreement
3.   Suspensive conditions
4.   Preparation of the February 1996 accounts
5.   Sale of the shares
6.   Risk in the shares
7.   Purchase price
8. Adjustments to and manner of payment of the first instalment
9.   Delivery of the shares and other documents
10. Calculation, time and manner of payment of the second instalment
11. Calculation, time and manner of payment of the third instalment
12.  Restrictions on disposal of FSAH B shares
13.  Put option
14.  Warranty by the purchaser
15.  Escrow of sale shares
16.  Confidentiality
17.  Warranties
17.1      warranty regarding registration
17.2 warranties regarding capital structure and the shares
17.3 warranties regarding financial position, assets and liabilities
17.3.1         auditing and returns
17.3.2         change in financial position
17.3.3         capital expenditure
17.3.4         dividends
17.3.5         liabilities
17.3.6         assets
17.3.7         debtors
17.4      warranty regarding suretyships
17.5      warranties regarding the business of the Company
17.5.1         manner of carrying on business
17.5.2         goodwill and scope of business
17.5.3         contracts
17.5.4         intellectual property rights
17.5.5 laws, regulations, consents, licences and permits
17.5.6 labour laws, regulations, determinations, agreements and disputes
17.5.7         insurance
17.5.8         employment, leave, remuneration and pension
17.5.9         restraint of trade
17.5.10        resolutions
17.6      warranty regarding litigation
17.7      warranties regarding statutory requirements
17.8      warranties regarding books of account and minutes
17.9      warranties regarding taxation
17.9.1         definition
17.9.2         administration
17.9.3         balance sheet
17.9.4         deductible payments
17.9.5         stamp duty
17.9.6         tax avoidance and donations
17.10          environmental warranties
17.11          disclosure
18.  Sale of business
19.  Breach
20.  Miscellaneous matters
20.1      postal address
20.2      address for service of legal documents
20.3      entire contract
20.4      no representations
20.5      variation, cancellation and waiver
20.6      cession
20.7      applicable law
20.8      jurisdiction
20.9      costs
20.10          indulgences

Schedule 1 - Heads of Agreement
Schedule 2 - Management agreement
Schedule 3 - Disclosure Schedule

1.  Introduction

1.1 The Company and Propco are private companies registered and incorporated according to the laws of the Republic of South Africa.

1.2 The sellers own all of the issued shares of the Company and Propco and have claims on loan account
          against the Company and Propco.   The Company
          carries on business as a manufacturer, distributor and retailer of frozen and chilled food. Propco is the registered owner of Erven 160 and 161 Boltonia Ext 1 Krugersdorp, from which the business of the Company is conducted.

1.3 The purchaser is a South African company and is a subsidiary of FSAC, a Bermuda company the shares of which are listed on NASDAQ.

1.4 The parties entered into binding heads of agreement on 22 February 1996, a copy of which is annexed as Schedule 1, (the heads), pursuant to which the sellers have agreed to sell and the purchaser has agreed to purchase the entire issued share capital of the Company and Propco.

1.5 The heads provide that they shall be amplified into a full legal agreement on terms and conditions normal in the context of a sale of shares, and the parties accordingly wish to expand the heads into a full legal agreement on the terms and conditions set out below.

2.   Status of this agreement

     This agreement supersedes the heads with effect from its date of signature by the last-signing of the parties, (the signature date).

3.   Suspensive conditions

3.1 This rights and obligations of the parties, (other than those contained in this clause and in clauses 4, 16, 20 and 21) are subject to the fulfilment of the following suspensive conditions (the conditions) by no later than 31 May 1996 or such other date as may be determined pursuant to 3.3, (the fulfilment date):

3.1.1 a due diligence investigation to be conducted by the purchaser into the affairs of the Company and Propco yielding results reasonably satisfactory to the purchaser. Without limitation the purchaser shall not be obliged to declare itself satisfied with the results of the due diligence investigation if it is dissatisfied with the nature and extent of encumbrances on assets of the Company or Propco or with the accrued leave entitlements of employees of the Company;

3.1.2               completion of the audit and the
                    preparation of the audited financial
                    statements of the Company for the year
                    ended 29 February 1996 (the February
                    1996 accounts) in accordance with
                    clause4;

3.1.3               the consent of the Industrial
                    Development Corporation to the
                    transactions contemplated in this
                    agreement, in a form and substance
                    reasonably satisfactory to the purchaser and

3.1.4 the conclusion of a management agreement between Messrs. Welch, Morgan, the purchaser and the Company substantially in the form of the draft attached as
                    Schedule 2.

3.2 Each of the parties shall use its reasonable endeavours to procure fulfilment of the conditions.

3.3 The conditions are for the benefit of the purchaser. The purchaser may, by written notice to the sellers given no later than 31 May 1996, be entitled to waive, or extend the period for, the fulfilment of any of the conditions, provided that the period shall not, save by agreement, be extended beyond 30June 1996.

3.4 If any of the conditions fail (and fulfilment thereof is not waived in terms of 3.3), the rights and obligations of the parties, save for those contained in this clause and in clauses 4, 16, 20 and 21, shall cease to be of any further force and effect and the parties shall be restored as nearly as may be possible to the positions in which they would have been had this agreement not been entered into. No party shall have any claim against any other as a result of the failure of the conditions, except for such claims, if any, as may result from a breach of the provisions of this clause.

3.5 The condition set out in 3.1.1 shall be deemed to be fulfilled unless the due diligence investigation reveals factors or circumstances not disclosed to the purchaser in writing as at the signature date, and which in the purchasers reasonable opinion materially affect the value of the Company.

4.   Preparation of the February 1996 accounts

     The sellers warrant that:-

4.1 the February 1996 accounts shall be prepared and audited by Price Waterhouse:-

4.1.1               on a basis consistent with all prior
                    years;

4.1.2               in accordance with generally accepted
                    accounting practice and the Companies
                    Act 61 of 1973, as amended;

4.1.3               in such a way as to fairly and
                    accurately present the results of
                    operations of the business of the
                    Company for the period 1 March 1995 to
                    29 February 1996; and

4.2 the February 1996 accounts shall not be qualified in any way by Price Waterhouse.

5.   Sale of the shares

5.1 The sellers sell and assign and the purchaser purchases and takes assignment, with effect from 1 March 1996, (the effective date), of:-

5.1.1               the entire issued share capital of the
                    Company, comprising 100 ordinary par
                    value shares of R1,00 each, (the
                    Pieman's sale shares);

5.1.2               the claims of the sellers on loan
                    account against the Company, (the
                    Piemans claims);

          broken down by seller as follows:-

               Seller                   No. of Piemans
                                        sale shares
               Welch                    45
               Andreas             45
               Morgan              10

5.1.3               the entire issued share capital of
                    Propco, comprising 100 ordinary par
                    value shares of R1,00 each, (the Propco
                    sale shares);  and

5.1.4               the claims of the sellers on loan
                    account against Propco;

               broken down by seller as follows: -

                    Seller                   No. of Propco
                                             sale shares

                    Welch                    45
                    Andreas             45
                    Morgan              10

5.2 Notwithstanding the date on which this agreement is signed, the sale will be deemed to have taken effect on, and to have been with effect from, the effective date.

5.3 All monies payable to the sellers pursuant to this agreement shall be paid to the sellers in the ratio that the numbers of their sale shares bear to each other, as set out above. All loan accounts shall be purchased at their face value plus accumulated unpaid interest. The balance of the purchase price shall be allocated to the Piemans sale shares and the Propco sale shares in the discretion of the purchaser.

5.4 The sellers shall not, from the signature date, withdraw any amounts from their loan accounts with either the Company or Propco unless they simultaneously notify the purchaser in writing of the amount so withdrawn. Any amount so withdrawn and not repaid together with interest at 14% per annum, shall be deducted from the cash portion of the first instalment of the purchase price.

6.   Risk in the shares

     The risk in and benefit of the Piemans sale shares, the Propco sale shares, the Propco claims and the Piemans claims will be deemed to have passed to the purchaser on the effective date.

7.   Purchase price

7.1 The purchase price of the Piemans sale shares, the Propco sale shares, the Propco claims and the Piemans claims shall be the aggregate of the following instalments, as adjusted pursuant to 8, 10 and 11-

7.1.1               an initial instalment of R24645000,
                    payable on the closing date (as defined
                    in 9) in accordance with 8, (the first
                    instalment);

7.1.2               a second instalment, payable in
                    accordance with 10, determined in
                    accordance with the formula

               P2 = (4 x PTZ97 x 20%) x 1,01875

               where

               P2 is the value of the second instalment;

               PTZ97 is the pre-tax profit of the Company for its financial year ended 28 February 1997 as specified in the audited financial statements of the Company for that financial year, (the February 1997 accounts);

               (the second instalment);

7.1.3               a third instalment, payable in
                    accordance with 11, determined in
                    accordance with the formula

               P3 = (4 x PTZ98 x 20%) x 1,01875
               where

               P3 is the value of the third instalment;

               PTZ98 is the pre-tax profit of the Company for its financial year ended 28 February 1998 as specified in the audited financial statements of the Company for that financial year, (the February 1998 accounts), as adjusted pursuant to 11.4;

               (the third instalment).

8. Adjustments to and manner of payment of the first instalment

8.1       The sellers warrant to the purchaser that:-

8.1.1               the February 1996 accounts will reflect
                    a pre-tax profit for that financial year of not less than R8000000; and

8.1.2 the net asset value of the Company derived from the February 1996 accounts will exceed the net asset value of the Company as at 28 February 1995, derived from the audited financial statements of the Company for the year ended 28 February 1995, (the February 1995 accounts) by not less than R4940000.

8.2 For the purposes of this agreement net asset value shall mean total tangible assets (excluding revaluations) less total liabilities.

8.3 In the event that the February 1996 accounts reflect a pre-tax profit for that financial year of less than R7600000 the value of the Company on which the first instalment is calculated will be reduced by R4,15 for every R1,00 by which the actual pre-tax profit of the Company, as derived from the February 1996 accounts, falls short of R8000000. There shall be no reduction if the pre-tax profit falls between R7600000 and R8000000.

8.4 In the event of a breach of the warranty set out in 8.1.2, the positive difference between R4940000 and the actual increase in the net asset value of the Company between 28 February 1995 and 29 February 1996, as derived from the February 1995 accounts and the February 1996 accounts, shall be deducted on a Rand for Rand basis from the value of the first instalment, as reduced, (if at all) pursuant to 8.3, and shall be set off against the cash portion of that instalment referred to in 8.5.

8.5 The first instalment shall be paid on the closing date, (as defined in 9) as follows:-

8.5.1               the purchaser will issue to the sellers
                    331579 B ordinary shares (FSAH B
                    shares) valued at $5,00 per share,
                    converted into Rand for the purposes of
                    this agreement at a fixed exchange rate
                    of R3,80 per US Dollar, giving a Rand
                    value of R6300001;

8.5.2 the balance of the first instalment, reduced as contemplated in this clause8, in cash, provided that if the value of the first instalment after reductions effected pursuant to 8.3 and 8.4 is less than R6300001 the number of FSAH B shares to be issued to the seller will be reduced by one for every R19,00 or part thereof by which the value of the first instalment falls short of R6300001.

9.   Delivery of the shares and other documents

9.1       On the 3 June 1996, (the closing date)
          representatives of each of the sellers and the purchaser will meet at the offices of Price
          Waterhouse, 90 Rivonia Road, Sandton, and:

9.1.1               the sellers will deliver to the purchaser:

9.1.1.1             share certificates in respect of the
                    Piemans sale shares and the Propco sale
                    shares, accompanied by share transfer
                    forms signed and dated that day by the
                    registered shareholders and blank as to
                    transferee;

9.1.1.2             certified copies of such shareholders
                    and/or directors resolutions, and such
                    other documents, as may be necessary -

9.1.1.2.1                to sanction the sale and transfer
                         of the Piemans sale shares and the
                         Propco sale shares to the
                         purchaser;

9.1.1.2.2                to appoint Mr Clive Kabatznik as a
                         director of the Company;

9.1.1.2.3                to waive any pre-emptive or other
                         rights which any person may have in
                         relation to the Piemans sale shares
                         and the Propco sale shares;

9.1.1.2.4 to amend the articles of association of the Company to allow Mr Kabatznik and other directors of the Company appointed by the purchaser from time to time as many votes, at each directors meeting, as all of the other directors of the Company together, plus one vote; and

9.1.2               the purchaser will pay the first
                    instalment of the purchase price to the
                    seller in accordance with 8.

9.2 In the event that the purchaser fails to pay the cash portion of the first instalment on the closing date, the cash portion of the first instalment shall bear interest from 4 June 1996 to date of payment, (which shall be no later than 3
          July 1996), both days inclusive.

9.3 On the closing date and at the premises the sellers shall also place the purchaser in possession of all books and records of the Company, including, without limitation, the memorandum and articles of association of the Company, its certificate of incorporation, its certificate to commence business and all contracts, documents, books, tax records and any other relevant records of the Company.

10. Calculation, time and manner of payment of the second instalment

10.1 The second instalment will be paid as to 62,5% in cash and as to 37,5% by the issue by the purchaser to the sellers of FSAH B shares.

10.2 The aggregate number of FSAH B shares to be issued by the purchaser to the sellers pursuant to
          10.1 shall be determined by dividing 37,5% of the value of the second instalment by the price of the FSAH B shares which shall be determined as follows:-

10.2.1 if profit before taxation of the Company for the year ended 28 February 1997, as determined by reference to the February 1997 accounts (the February 1997 profit) exceeds
               R10000000 the FSAH "B" shares will be
               allotted and issued at the lower of:-

10.2.1.1            R19,00 per share; and

10.2.1.2 a Rand price determined by multiplying the US Dollar-denominated quoted price of the NASDAQ listed shares of FSAC at close of business on 28 February 1997 by an exchange rate of US$1,00 = R3,80;

10.2.2 if the February 1997 profit is less than R10000000 the number of FSAH B shares to be issued by the purchaser to the sellers shall be determined by reference to the price of the FSAH B shares which for the purposes of this sub-clause shall be the greater of:-

10.2.2.1            R19,00 per share; and

10.2.2.2 a Rand price determined by multiplying the US Dollar denominated price of the NASDAQ listed shares of FSAC at close of business on 28 February 1997 by the average between the spot buy and sell rates of Rand for US Dollars quoted by the Standard Bank of South Africa on 28 February 1997. In the event of any dispute about these rates a certificate of any branch or more senior manager of The Standard Bank, whose designation it shall not be necessary to prove shall be proof of the rates until the contrary is proved.

10.3 For purposes of determining the price at which the FSAH B shares are to be issued pursuant to 10.2, the February 1997 profit shall be augmented by up to R400000 by any profit for the financial year ended 29 February 1996, in excess of R8000000.

10.4 Payment of the second instalment shall be made on 31 May 1997 or within 14 days of the finalisation of the February 1997 accounts and their signature by the directors of the Company, (whichever date is the later), by paying the cash portion in cash and delivering to the sellers share certificates evidencing the B shares to be issued to them.
          The parties shall use all reasonable endeavours to ensure that such accounts are finalised and signed by the directors of the Company by no later than 17 May 1997.

10.5 Should payment of the second instalment of the purchase price be delayed beyond 31 May 1997, the cash portion of the second instalment shall bear interest from 1 June 1997 to date of payment, both days inclusive, at the call rate quoted by The Standard Bank of South Africa Limited on amounts equal to the cash portion of the purchase price, as certified by any manager of that bank whose designation it shall not be necessary to prove and whose determination of the rate shall be proof thereof until the contrary is proved.

11. Calculation, time and manner of payment of the third instalment

11.1 The third instalment will be paid as to 62,5% in cash and as to 37,5% by the issue by the purchaser to the sellers of FSAH B ordinary shares.

11.2 The number of FSAH B ordinary shares to be issued by the purchaser to the sellers pursuant to
          11.1 shall be determined by dividing 37,5% of the value of the third instalment by the price of the FSAH B shares which shall be determined as follows:-

11.2.1 if profit before taxation of the Company for the year ended 28 February 1998, as determined by reference to the February 1998 accounts, (the February 1998 profit), exceeds the February 1997 profit by at least
               20%, the FSAH B shares will be allotted and issued at the lower of:-
11.2.1.1            R19,00 per share; and

11.2.1.2 a Rand price determined by multiplying the US Dollar denominated quoted price of the NASDAQ listed shares of FSAC at close of business on 28 February 1998 by an exchange rate of US$1,00 = R3,80;

11.2.2         if the February 1998 profits exceed the
               February 1997 profits by more than 10% but less than 20%, the FSAH B shares will be allotted and issued at a price equal to the greater of:-

11.2.2.1            R19,00 per share; and

11.2.2.2 a Rand price determined by multiplying the US Dollar denominated price of the NASDAQ listed shares of FSAC at close of business on 28 February 1998 by the average between the spot buy and sell rates of Rand for US Dollars quoted by the Standard Bank of South Africa on 28 February 1998, less a discount equal to the percentage growth in the February 1998 profits over the February 1997 profits. In the event of any dispute about the exchange rates a certificate of any branch or more senior manager of The Standard Bank, whose designation it shall not be necessary to prove shall be proof of the rates until the contrary is proved;

11.2.3         if the February 1998 profits exceed the
               February 1997 profits by 10% or less, the FSAH B shares will be allotted and issued at a price equal to the greater of:

11.2.3.1            R19,00 per share; and

11.2.3.2 a Rand price determined by multiplying the US Dollar denominated price of the NASDAQ listed shares of FSAC at close of business on 28 February 1998 by the average between the spot buy and sell rates of Rand for US Dollars quoted by the Standard Bank of South Africa on 28 February 1998. In the event of any dispute about the exchange rates a certificate of any branch or more senior manager of The Standard Bank, whose designation it shall not be necessary to prove, shall be proof of the rates until the contrary is proved.

11.3 Payment of the third instalment shall be made on 31 May 1998, or within 14 days of the finalisation of the February 1998 accounts and their signature by the directors of the Company, (whichever is the later), by paying the cash portion in cash and delivering to the sellers share certificates evidencing the FSAH B shares to be issued. The parties shall use all reasonable endeavours to ensure that such accounts are finalised and signed by the directors of the Company by no later than 17 May 1998.

11.4 Notwithstanding the provisions of this clause 11, the pre-tax profit on which the third instalment is based shall be reduced if the managing director designate to be employed by the Company pursuant to clause 4 of the management agreement is not employed prior to 1 March 1997. The reduction shall be an amount equal to the additional costs that the Company would have incurred in remunerating the managing director designate had he been employed for the full 12 month period ending on 28 February 1998. In addition, and for the purposes of determining the price at which the FSAH B shares are to be issued pursuant to 11.2, the February 1998 profit shall be augmented by any profit for the financial year ended 28February1997 in excess of R10000000.

11.5 Should payment of the third instalment of the purchase price be delayed beyond 31 May 1998, the cash portion of the third instalment shall bear interest from 1 June 1998 to date of payment, both days inclusive, at the call rate quoted by The Standard Bank of South Africa Limited on amounts equal to the cash portion of the purchase price, as certified by any manager of that bank whose designation it shall not be necessary to prove and whose determination of the rate shall be proof thereof until the contrary is proved.

12.  Restrictions on disposal of FSAH B shares

12.1 The sellers undertake that they shall not dispose of or attempt to dispose of, or cede, pledge, assign or otherwise encumber any of the FSAH B shares forming part of the purchase price prior to 30 June 1998, provided that, with the prior written consent of the purchaser (which shall not be unreasonably withheld) the sellers may transfer, at cost price, certain of their shares to other senior managers of the Company. Any such transferee shall also be bound by the restrictions in the first sentence of this 12.1 and in the balance of this clause 12.

12.2 In addition, the sellers undertake that they shall not dispose of or attempt to dispose of, or cede, pledge, assign or otherwise encumber any of the FSAH B shares allotted and issued to them at a discount to market value, within 1 year from their date of issue. For the purposes of this sub-clause market value shall mean the the US Dollar denominated price of the NASDAQ listed shares of FSAC at close of business on the last day in February of the year in which the shares were allotted and issued, converted into Rand by multiplying the dollar price by the average between the spot buy and sell rates of Rand for US Dollars quoted by the Standard Bank of South Africa on the applicable last day of February. In the event of any dispute about the exchange rates a certificate of any branch or more senior manager of The Standard Bank, whose designation it shall not be necessary to prove shall be proof of the rates until the contrary is proved.

12.3 Any sale in contravention of this clause shall be void and the directors of the purchaser shall not enter the name of the transferee in the share register of the purchaser or otherwise recognise any title of the purported purchaser of the shares. In addition FSAC shall be entitled to purchase the affected FSAH B shares from the defaulting seller at par. The rights conferred on FSAC and the obligations imposed on the sellers shall not prejudice any other rights available to the Company, FSAC, or the purchaser arising from such breach.

13.  Put option

13.1 FSAC undertakes to procure that a non-resident third party, (the option grantor), will undertake to purchase from the sellers all of the FSAH B shares to be issued by the purchaser to the sellers pursuant to this agreement, (the put option).

13.2 The material terms of the put option will be the following:-

13.2.1 it will only be exercisable when the sellers become entitled to sell the FSAH B shares, determined in accordance with 12;

13.2.2 the price at which the put option may be exercised shall be the net price received by the option grantor from the sale on the open market in the United States of an equivalent number of shares of FSAC. For this purpose net price shall mean the price for which the FSAC shares are sold less all costs associated with the sale, including any brokers commission;

13.2.3 although the put option may be exercised in tranches each tranche shall comprise a minimum of 100 shares;

13.2.4 for so long as South African exchange control regulations prescribe that South African residents shall repatriate foreign currency to South Africa, the proceeds from any sale of the option shares shall be payable to the sellers in South Africa.

14.  Warranty by the purchaser

14.1 The purchaser warrants to the sellers that should the sellers validly exercise the put option prior to 30 September 1998 in respect of any FSAH B shares issued by the purchaser to the seller in part payment of the first instalment, the gross Rand value of each FSAH B share so sold shall be not less than R19,00. For this purpose gross Rand value shall mean the actual US Dollar denominated price received by the option grantor from the sale of the equivalent number of FSAC shares pursuant to 13.2.2, converted into Rand by multiplying it by the average between the spot buy and sell rates of Rand for US Dollars quoted by The Standard Bank of South Africa on that date. In the event of any dispute about the exchange rates a certificate of any branch or more senior manager of The Standard Bank, whose designation it shall not be necessary to prove, shall be proof of the rates until the contrary is proved.

14.2 Should the gross Rand value per share of each FSAH B share sold in the circumstances prescribed in
          14.1 be less than R19,00 the cash portion of the first instalment of the purchase price shall be deemed to have been increased by the difference between R19,00 and the gross Rand value per share actually received, multiplied by the number of FSAH B shares sold pursuant to the put option. FSAH shall pay this amount to the sellers in cash in Rand on demand.
15.  Escrow of sale shares

15.1 As security only for the payment of the second and third instalments, the purchaser shall deliver to Webber Wentzel Bowens, to hold in escrow, the share certificates to be issued by the Company to the purchaser pursuant to registration of transfer of the Piemans sale shares and the Propco sale shares into the name of the purchaser, accompanied by share transfer forms signed by the purchaser, and blank as to date and transferee, (the escrow shares).

15.2 The sellers and the purchaser shall procure that they and Webber Wentzel Bowens shall enter into an escrow agreement in respect of the escrow shares, the material terms of which will be the following:-

15.2.1 Webber Wentzel Bowens shall hold the escrow shares in accordance with the escrow agreement until it receives written notice signed by the sellers and the purchaser specifying how the escrow shares are to be dealt with, and shall deal with the escrow shares in accordance with such notice;

15.2.2 such notice shall be given by no later than 31 July 1998 if the purchaser pays the second and third instalments. In these circumstances the notice shall specify that the escrow shares shall be delivered to the purchaser;

15.2.3 if the purchaser fails to pay the second instalment or the third instalment, the notice shall instruct Webber Wentzel Bowens to deliver the escrow shares to the sellers and the escrow shares shall be forfeited to the sellers;

15.2.4 in the event of either party refusing to sign a notice because of a dispute the dispute shall be referred to arbitration pursuant to 20 and the decision of the arbitrator shall be final and binding on the parties and the notice shall be prepared and signed in accordance with such decision;

15.2.5 dividends declared in respect of the escrow shares shall not be subject to the escrow agreement but shall be paid directly to the purchaser, but any further shares issued by the Company to the purchaser shall be subject to the escrow agreement, as will any shares arising on a sub-division, consolidation or other restructure of the share capital of the Company;

15.2.6 upon delivery of the escrow shares to the sellers pursuant to a notice in accordance with 15.2.3 the sellers shall become the owners of the escrow shares and shall be entitled to procure the re-registration of the escrow shares into their names; and

15.2.7 the escrow agreement shall contain customary protections for the escrow agent.

15.3 Should the escrow shares be forfeited to the sellers pursuant to the provisions of the escrow agreement encompassing the matters referred to in 15.2.3, this agreement shall be deemed to have been terminated due to a material unremedied breach by the purchaser and the sellers shall (in addition to the forfeiture referred to in 15.2.3), be entitled to retain, as a genuine pre-estimate of liquidated damages, all cash and FSAH B shares paid to the sellers on account of the purchase price, but shall have no other claim against the purchaser arising from such breach or termination. For the avoidance of doubt it is recorded that the forfeiture of the escrow shares shall apply only if the second or third instalment is not paid.

15.4 The provisions of this clause 15 shall not preclude the Company from borrowing against the assets of the Company, or from selling, refinancing or otherwise restructuring its business, or preclude the purchaser from disposing of its investment in the Company.

16.  Confidentiality

16.1 The parties to this agreement acknowledge that each of them wishes to retain strict confidentiality regarding the negotiations and the subject matter and contents of this agreement.

16.2 Each party therefore undertakes to the other party to treat all negotiations, the content and subject of this agreement and any other matters relating to this agreement in strict confidence and not to disclose any provisions of this agreement to any third party without the prior consent of the other parties, (which shall not be unreasonably withheld), except where it is necessary to do so to enforce the provisions of this agreement.
17.  Warranties

     The following warranties are, unless otherwise stated in respect of any warranty, (in which case the specified period shall apply), given as at the signature date, as at the fulfilment date and for the period between those dates. The sellers accordingly warrant to the purchaser, that except as disclosed to the purchaser in Schedule
     3 to this agreement:-

17.1      warranty regarding registration

17.1.1 Each of the Company and Propco is a private company, duly registered in accordance with the provisions of the Companies Act, 1973.

17.1.2 No steps have been taken or are contemplated in respect of the Company or Propco in terms of section73 of the Companies Act 1973 or any corresponding provision of any legislation in any other territory.

17.2 warranties regarding capital structure and the shares

17.2.1 The authorised share capital of each of the Company and Propco is R1000 divided into 1000 ordinary shares of R1,00 each.

17.2.2         The issued share capital of each of the
               Company and Propco is R100 divided into 100 ordinary shares of R1,00 each and all such shares of the Company and Propco are fully paid and rank pari passu in every respect with all the other shares of the relevant company , and the sellers are the sole registered and beneficial owners of all such shares in the numbers set out in clause5 and are reflected in the register of members of the Company and Propco as the sole owners of such shares.

17.2.3 Neither the Company nor its directors nor Propco or its directors have issued or agreed to issue any further shares (including bonus and capitalisation shares) in the capital of the Company or Propco, nor have they passed or agreed to pass any resolution for the increase or reduction of the Companys or Propcos capital, or for the creation or issue of any debentures or securities, or for the alteration of the memorandum or articles of association of the Company or Propco.

17.2.4          The Companys and Propcos share premium
               accounts, if any, have not been reduced in any manner and neither the Company nor Propco has transferred any amount from their reserves (including their share premium accounts) or undistributed profits to their share capital or their share premium accounts.

17.2.5 No person has any right or option or right of first refusal to acquire any shares in the Company or Propco, nor to subscribe for or take up any of the unissued shares in the Company or Propco, nor are any of the shares of the Company or Propco subject to any lien or other preferential right. In particular, the sellers warrant that they are entitled to sell the Piemans sale shares and the Propco sale shares to the purchaser and that upon such sale the purchaser will be the beneficial owner of those shares to the exclusion of all others.

17.2.6 No person has any right to obtain an order for the rectification of the register of members of the Company or Propco.

17.3 warranties regarding financial position, assets and liabilities

17.3.1         auditing and returns

               No work remains to be performed, and no
               expense remains to be incurred in connection with-

17.3.1.1            the completion and auditing of the
                    Companys or Propcos financial
                    statements (other than the accounts for
                    the year ended 29February 1996) in
                    respect of any of their financial years
                    ended prior to the fulfilment date;

17.3.1.2            the submission of the Companys and
                    Propcos income tax returns in respect
                    of any of their financial years ended
                    prior to the fulfilment date; and

17.3.1.3            the submission of any other return
                    required by law to have been submitted
                    by the Company or Propco to any
                    competent authority prior to the
                    fulfilment date.

17.3.2         change in financial position

               Between the signature date and the fulfilment date there will be no material adverse change in the financial position of the Company or Propco from that prevailing on the signature date and such change as there may be will have arisen in the ordinary, normal and regular course of the Companys or Propcos business, as the case may be.

17.3.3         capital expenditure

               neither the Company nor Propco has authorised or incurred any capital expenditure otherwise than in the ordinary, normal and regular course of its business;

17.3.4         dividends

17.3.4.1            Neither the Company nor Propco has
                    declared or paid any dividends in
                    respect of any period of trading prior
                    to the signature date which have not
                    been paid in full and neither company
                    will declare or pay any dividends prior
                    to the fulfilment date.

17.3.4.2            No person will be entitled to
                    participate in or to receive a
                    commission on the profits or dividends
                    of the Company or Propco except as a
                    shareholder thereof.

17.3.5         liabilities

               At the fulfilment date the Company and Propco will not have any liabilities of any nature whatsoever, actual or contingent, other than those incurred in the normal and regular course of their businesses.

17.3.6         assets

17.3.6.1            The Company and Propco own the assets
                    necessary for the conduct of their
                    businesses and have good and marketable
                    title thereto, and that except for
                    agreements entered into in the ordinary
                    course of business no other person has
                    any rights to or in respect of such
                    assets.

17.3.6.2            The Companys and Propcos assets are in
                    good order and condition and fully
                    operational apart from breakdowns (in
                    the ordinary course) and any loss or
                    damage to or destruction of such assets
                    beyond the control of the Company and
                    Propco; provided that any such loss,
                    damage or destruction will have been
                    fully insured for the benefit of the
                    Company or Propco, as the case may be.

17.3.6.3            None of the assets of the Company or
                    Propco is subject to any option or right of first refusal in favour of any person.

17.3.7         debtors

17.3.7.1 All amounts owing to the Company by its debtors at the fulfilment date (save for debtors totalling in aggregate R90000, being the amount of the Companys normal bad debt provision will be recovered by the Company from those debtors in full by no later than 31 August 1996; and, in the event of any amounts owing by those debtors not being recovered by such date, those amounts shall be recoverable from the sellers by the Company, provided that the purchaser shall procure that the Company shall cede to the sellers or their nominees the claims against the debtors in question. If bad debts are less than R90 000 the balance shall contribute to profit.

17.3.7.2            Propco has no debtors other than the
                    Company.

17.4      warranty regarding suretyships

          Neither the Company nor Propco is bound by any suretyship for the obligations of any person, or by any other guarantee or indemnity;

17.5 warranties regarding the business of the Company and Propco

17.5.1         manner of carrying on business

               Between the signature date and the fulfilment date-

17.5.1.1 the Company and Propco have continued to operate in the normal and regular course of their businesses, and such businesses have been carried on in a proper and regular manner;

17.5.1.2            neither the Company nor Propco has
                    changed its normal manner and method of
                    carrying on business;

17.5.1.3            no assets have been acquired or sold
                    otherwise than in the ordinary, normal
                    and regular course of the Companys or
                    Propcos business and without the
                    written consent of the purchaser.

17.5.2         goodwill and scope of business

               At the fulfilment date the Company and Propco will not have done or omitted to do anything which has or will-

17.5.2.1            materially prejudice the continued
                    goodwill of the Company or Propco;

17.5.2.2            reduce the scope of the Companys or
                    Propcos business;

17.5.2.3 result in any business associate or customer of the Company or Propco ceasing to transact business with the Company or Propco or vary the terms upon which it transacts business with the Company or Propco.

17.5.3         contracts
17.5.3.1            All contracts entered into by the
                    Company and Propco have been entered
                    into under normal credit terms and are
                    subject to payment in accordance with
                    those terms.

17.5.3.2            There is no single material contract
                    with a customer or supplier which is of
                    longer duration than 6months, and the
                    Company and Propco are not party to any
                    unusual agreement.

17.5.3.3 Neither the Company nor Propco is party to any contract with any of its directors or employees requiring more than one months notice of termination, or entitling any of them to compensation on termination of employment, or to participation in or entitlement to a commission on profit.

17.5.3.4 Neither the Company nor Propco are party to any agreement which has not been entered into on an arms-length basis and on terms which are normal having regard to the nature of its business.

17.5.3.5 Copies of all contracts and other documents submitted to the purchaser in connection with this agreement, (whether during the course of the due diligence investigation or otherwise) fully and correctly reflect all the terms and conditions thereof, are not subject to any claim for rectification, and have not been amended in any respect.
17.5.3.6 Neither the Company nor Propco is in breach of any agreement entered into between it and any other person and each of them has complied in all material respects with its obligations under such agreements.

17.5.3.7            Neither the Company nor Propco is party
                    to any agreement requiring the payment
                    of royalties, or any agreement which in
                    any way restricts the trading or other
                    activities of the Company or Propco
                    within the Republic of South Africa.

17.5.3.8 The sellers are not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the contracts to which the Company or Propco is bound as a result of any breach thereof by the Company or Propco.

17.5.3.9            The transaction provided for in this
                    agreement does not constitute a breach
                    of any of the Companys or Propcos
                    contractual obligations nor will it
                    entitle any person to terminate any
                    contract to which the Company or Propco
                    is a party.

17.5.4         intellectual property rights

17.5.4.1 The businesses conducted by the Company and Propco do not infringe any patent, copyright, trade mark or other industrial property rights and no person is entitled to an order requiring the Company or Propco to change its name or its trading style, or any of the marks and designs applied by it to its products.

17.5.4.2 The trading methods and style used by the Company and Propco, including any designs, marks and the like applied in connection with their businesses, do not constitute an infringement of the rights of any other person.

17.5.4.3            No person is entitled to an order
                    requiring the Company or Propco to
                    change its name, its trading style or
                    any of the marks and designs used by
                    them in their business.

17.5.4.4 The Company and Propco are the owners of the registered trademarks Piemans
                    Pantry and Surfs-Up used by them in
                    their businesses and have paid all
                    renewals for such trademarks when due
                    and have not done or omitted to do
                    anything which may entitle any third
                    party to bring proceedings for the
                    expungement of such marks.

17.5.5 laws, regulations, consents, licences and permits

17.5.5.1 The Company and Propco have complied with all laws and regulations affecting their affairs and businesses, except only to the extent that any infringement of those laws and regulations can readily be rectified.

17.5.5.2 The Company and Propco are in possession of all consents, permits and licences necessary for the conduct of their businesses and affairs, and the sellers are not aware of any facts which may give rise to the cancellation of, or failure to renew, any such licences, permits or consents or to their only being renewed subject to the imposition of onerous conditions not presently applicable thereto.

17.5.6         labour laws, regulations, determinations,
agreements and                disputes

17.5.6.1            The Company and Propco have complied
                    with all wage determinations and
                    industrial conciliation agreements which apply to them, their businesses and their employees.

17.5.6.2            The Company and Propco have complied
                    with the grievance procedures agreed to
                    by them with regard to grievances of and relations with their employees.

17.5.6.3            Neither the Company nor Propco has
                    entered into any recognition agreement
                    with any labour union.

17.5.6.4            Neither the Company nor Propco is party
                    to any labour disputes and neither is
                    not obliged by law, agreement, judgment
                    or order of court, to reinstate
                    employees that have been dismissed or
                    will be dismissed.

17.5.7         insurance

17.5.7.1 The Company carries insurance cover against loss arising from accident, fire, earthquake, flood, burglary, theft, employer's liability, workmen's compensation, public liability, storm damage, civil commotion, riot or political risk and loss of profits, and such insurance will continue to be effective after the effective date; all premiums due in respect of such insurance have been paid and the Company has complied with all of the conditions to which the liability of the insurers under the policies of insurance will be subject.

17.5.7.2            Propco carries insurance against fire,
                    earthquake, flood and storm and such
                    insurance will continue to be effective
                    after the effective date; all premiums
                    due in respect of such insurance have
                    been paid and Propco has complied with
                    all of the conditions to which the
                    liability of the issuers under the
                    policy of insurance will be subject.

17.5.7.3 The sellers are not aware of any facts, matters or circumstances which may give rise to the cancellation of the policies of insurance referred to in clause
                    17.5.7.1 and 17.5.7.2 or the repudiation of any claims thereunder or to such policies not being renewed in the future or only being renewed subject to the imposition of onerous conditions not presently applicable.

17.5.8         employment, leave, remuneration and pension

17.5.8.1            No employee or official of the Company
                    or Propco is entitled to any exceptional leave privileges, accumulated leave, pension or the like.

17.5.8.2 On the fulfilment date neither the Company nor Propco will in any material respect have improved the terms of employment of or remuneration payable to any of their employees from that prevailing at the signature date.

17.5.8.4            There is no unfunded deficit in respect
                    of any future liability of any pension
                    fund of which any of the Companys or
                    Propcos employees are members; provided
                    that if there is any such deficit in
                    respect of services of any such
                    employees, as certified by any actuary
                    for the time being of the pension fund,
                    whether the Company or Propco has any
                    liability in respect thereof or not,
                    then without prejudice to the
                    purchasers right as a result of the
                    breach of this warranty the purchaser
                    will be entitled to claim payment from
                    the sellers of an amount equal to the
                    amount of such unfunded deficit.

17.5.9         restraint of trade

               Neither the Company nor Propco is bound by any restraint of trade agreement.

17.5.10        resolutions

               No resolutions have been passed by the
               members or directors of the Company or
               Propco, save for:

17.5.10.1           such resolutions as may be necessary to
                    give effect to this agreement;

17.5.10.2           such resolutions as have been passed in
                    the ordinary course of business or as
                    shall be approved by the purchaser in
                    writing, which approval may not be
                    unreasonably withheld;

17.6      warranty regarding litigation

          Neither the Company nor Propco is party to any legal proceedings, or labour disputes, including wage disputes, or statutory enquiries or investigations, other than normal debt collections, and the sellers are not aware of any legal proceedings threatened or instituted against the Company or Propco or of any facts which are likely to give rise to those proceedings.

17.7      warranties regarding statutory requirements

17.7.1 The Company and Propco have complied with all the provisions of the Companies Act, the laws relating to taxation and all other laws and bylaws which affect them and their property.

17.7.2 All statutory requirements of the Receiver of Revenue, the Registrar of Companies and all other authorities, governmental, municipal or otherwise have been complied with, and there are no matters outstanding in connection with the rendering of returns and the payment of dues and levies.

17.8      warranties regarding books of account and minutes

17.8.1 The books and records of the Company and Propco are up-to-date and have been properly kept according to law and will be capable of being written up within a reasonable time so as to record all of the transactions of the Company or Propco, as the case may be.

17.8.2 The minute books of the Company and Propco contain all of the resolutions passed by the directors and the members of the Company and Propco.

17.9      warranties regarding taxation

17.9.1         definition

               For the purpose of the warranties set out below, the word tax shall, unless the context indicates the contrary, mean any tax including, but not limited to, income tax, general sales tax, Regional Service Council levies, value-added tax (VAT) and any duty or levy (including any penalty or interest) imposed by any law administered by the Commissioner for Inland Revenue or his lawful representative or any other authority entitled to administer taxes in the Republic of South Africa.

17.9.2         administration

17.9.2.1            The records of the Company and Propco
                    include all of the resolutions passed by their directors and shareholders;

17.9.2.2 neither the Company nor Propco is party to any tax objection or appeal nor are any such proceedings threatened against or likely to be instituted by or against the Company or Propco, nor are the sellers aware of any circumstances which may give rise to the institution of any such proceedings;

17.9.2.3            no queries have been addressed to the
                    Company or Propco or to any of their
                    representatives by any official
                    administering any tax nor have any
                    objections with regard to any tax been
                    lodged by the Company or Propco which
                    have not been fully disposed of;

17.9.2.4            each of the Company and Propco has paid
                    or will, prior to the fulfilment date,
                    pay all tax where the due date for
                    payment of the tax arises on or before
                    the fulfilment date; in respect of any
                    tax which is due for payment after the
                    fulfilment date, adequate provision or
                    reserves for the payment of that tax
                    will have been made;

17.9.2.5 neither the Company nor Propco is liable to pay any penalty or interest in connection with any claim for tax;

17.9.2.6            neither the Company nor Propco is
                    subject to any liability as a result of
                    the re-opening of any tax assessment;

17.9.2.7 all necessary information, notices and returns (all of which are true and accurate and none of which is disputed by the Commissioner for Inland Revenue or other appropriate authority) have been properly and timeously submitted by the Company and Propco and there is no reason to suppose that any such information or return will not in due course be accepted as true and accurate by the Commissioner for Inland Revenue or other appropriate authorities;

17.9.2.8 the Company has properly operated the PAYE system, has deducted tax as required from all payments made to or treated as made to employees or former employees of the Company, or any other payment from which tax is required to be deducted in terms of the fourth schedule of the Income Tax Act and has accounted to the Commissioner for Inland Revenue or other appropriate authority for all tax so deducted;

17.9.2.9 each of the Company and Propco has withheld all taxes which it is liable to withhold and has paid such taxes to the Commissioner for Inland Revenue or other appropriate authorities;

17.9.2.10 no notice has been served on the Company or Propco in terms of which the Company or Propco has been appointed as a representative taxpayer;

17.9.2.11           each of the Company and Propco has
                    timeously lodged a claim for any refund
                    of tax to which it is or may be
                    entitled;

17.9.2.12 neither the sellers nor the Company nor Propco is a party to any agreement with the Commissioner for Inland Revenue bearing upon or relating to the manner or circumstances in which tax will or might be levied on the Company or Propco nor has the Commissioner granted the Company or Propco any allowance in terms of sections24 or 24C of the Income Tax Act;

17.9.2.13           each of the Company and Propco is
                    registered as a VAT vendor in terms of
                    the Value-Added Tax Act, 1991, and has
                    fully and completely complied with all
                    of its obligations in terms of the VAT
                    Act, and has paid all VAT that it is
                    obliged to pay.

17.9.3         balance sheet

17.9.3.1            neither the Company nor Propco has
                    acquired from any other companies under
                    any scheme of arrangement or
                    reconstruction of any companies or its
                    affairs (including any scheme for the
                    amalgamation of two or more companies
                    and any other scheme) which is
                    sanctioned by any order of court on or
                    after 1April 1971, any asset which is,
                    in terms of section 22A of the Income
                    Tax Act, deemed to be trading stock of
                    the Company or Propco;

17.9.3.2            neither the Company nor Propco is party
                    to any agreement with the Commissioner
                    for Inland Revenue of the nature
                    referred to in section24A of the Income
                    Tax Act;

17.9.4         deductible payments

               no rents, interest, annual payments or other similar expenditure incurred by the Company will be disallowed as a deduction wholly or in part from the income of the Company or Propco.

17.9.5         stamp duty

               each of the Company and Propco has paid all stamp duty for which it is or may be liable and there is no liability for any penalty in respect of such duty nor are there any circumstances or transactions to which the Company or Propco is or has been a party which may result in the Company or Propco becoming liable for any such duty or penalty.

17.9.6         tax avoidance and donations

17.9.6.1            neither the Company nor Propco is party
                    to any transaction, operation or scheme
                    of the nature referred to in section
                    103(1) of the Income Tax Act or
                    section73 of the VAT Act;

17.9.6.2 there are no circumstances affecting the Company or Propco under which the provisions of section7(7) of the Income
                    Tax Act can operate;

17.9.6.3            neither the Company nor Propco has made
                    or received any donation on which
                    donations tax can be levied nor has it
                    made any donation at the instance of a
                    third party;

17.10          environmental warranties

17.10.1             each of the Company and Propco complies
                    with all conditions, limitations,
                    obligations, prohibitions and
                    requirements contained in any
                    environmental legislation or
                    regulations, by-laws, or ordinances
                    (environmental legislation) and the
                    sellers are not aware of any facts or
                    circumstances which may lead to any
                    breach of any environmental legislation
                    including without limitation the
                    Environmental Conservation Act and the
                    Water Act;

17.10.2 no poisonous, noxious, hazardous, polluting, dangerous or environmentally harmful substances or articles have been produced, treated, kept at or deposited at the premises where the Company or Propco carries on business, or have been released or discharged from such premises and in particular no matter or thing been discharged into any public sewer or into any drain or sewer connecting the public sewer and has not contaminated the land surrounding the premises or any water;

17.10.3             there are no deficiencies in the waste
                    disposal arrangements carried on at or
                    in respect of the premises which may
                    lead to a failure by the Company or
                    Propco to comply with any existing
                    environmental legislation, including
                    without limitation, the Environmental
                    Conservation Act and the Water Act or
                    which will harm the environment;

17.10.4 there have been no disputes claims or investigations or other proceedings pending or threatened regarding the use of the Companys or Propcos premises, or the release of any substances from such premises;
17.10.5 there are no environmental claims, investigations or other proceedings pending or threatened against the sellers or the Company or Propco in respect of the business of the Company or Propco and there is no actual or contingent liability of either the sellers or the Company or Propco to make good, repair, reinstate or clean up any property;

17.10.6             no water, whether surface or ground
                    water, has been contaminated, polluted
                    or the quality thereof altered in such
                    a way that the provisions of any water
                    law whether common law or statutory law
                    will have been breached.

17.11          disclosure

          All facts and circumstances material to this transaction and not known to the purchaser, or which would be material or would be reasonably likely to be material to a purchaser of the sale shares and to the purchase price thereof have been disclosed to the purchaser.

17.12          The liability of the sellers under the
               warranties is joint and several.

17.13          Each of the warranties set out above is
               without prejudice to any other warranty and shall not be limited by any other clause of this agreement.

17.14 Each warranty shall be deemed to be material and to be a material representation inducing the purchaser to enter into this agreement.

17.15 The fact that the sellers have given the purchaser the express warranties listed above shall not in any way be construed as relieving the sellers from any liability which they may have at common law arising out of a failure to disclose any fact in relation to the Company or Propco or their businesses or affecting this agreement.

17.16 The sellers jointly and severally indemnify and hold the purchaser harmless from and against any loss, damages, claims, actions or expenses of any nature whatsoever and howsoever incurred, which are suffered or sustained by the purchaser pursuant to any breach by the sellers of any of the warranties contained in this agreement.

18.  Sale of business

18.1 At the election of the purchaser the transaction contemplated in this agreement shall be converted into a purchase by the purchaser or a wholly-owned subsidiary of the purchaser, of the businesses of the Company and Propco as going concerns. Such election shall be exercised on or before the fulfilment date.

18.2 Should the purchaser elect to convert this transaction into a sale of business the material commercial terms of this agreement (including without limitation the quantum of the purchase price and the manner of payment of the purchase price) shall not be affected and the purchaser shall gross up the purchase price to compensate the sellers for any STC payable on liquidation or deregistration of the Company and Propco, and pay the costs of liquidation or deregistration of the Company and Propco.

18.3 This agreement will terminate with effect from the date of signature of any agreement giving effect to a sale of the Companys and Propcos businesses as contemplated in this clause.

19.  Breach

19.1 If the sellers (which for the purposes of this clause shall be deemed to be one party and shall exercise the remedies conferred on them by this clause jointly) or the purchaser, as the case may be, breach any provision of this agreement and remain in breach for 30days after receipt of written notice from the aggrieved party requiring it to rectify the breach, the aggrieved party shall be entitled at its option (and without prejudice to any other rights that it may have at law) -

19.1.1         to sue for specific performance of the
               defaulting partys obligations under this agreement; or

19.1.2 (either as an alternative to a claim in terms of 19.1.1 or upon the abandonment of such a claim) to cancel the sale by notice in writing to the defaulting party and the other parties to this agreement and to sue for such damages as that party may have suffered as a result of the cancellation;

          provided that if the breach is covered by 15.3 the remedy of the sellers shall be limited to the remedy prescribed by that clause.

19.2 Neither the seller nor the purchaser shall be entitled to cancel this agreement on the grounds of a breach of a term or warranty contained in this agreement unless it is a material breach of a material term or warranty which has not been remedied by the party in breach after being given notice to remedy in terms of 19.1.

20.  Arbitration

20.1      disputes subject to arbitration

          Any dispute arising out of or in connection with this agreement or the subject matter of this agreement shall be decided by arbitration in terms of this clause, notwithstanding that the rest of the agreement may be void or voidable or may have terminated or been cancelled, this clause being a separate, divisible agreement. Claims in delict or based on unjust enrichment or for rectification of the agreement are included.

20.2      notice to state whether claim is disputed

          A party may call on the other party in writing to state in writing whether a claim is disputed or not. If the other party fails to do so within 7 days the first party may proceed by way of litigation, and if the other party then defends such litigation the first party may elect to continue with the litigation or to refer the matter to arbitration. In the latter event the other party shall immediately pay the costs incurred by the first party in the litigation on an attorney and own client basis and shall not be entitled to recover that partys own costs from the first party.

20.3      appointment of arbitrator

          The arbitrator shall be an attorney or advocate nominated at the request of either party by the president for the time being of the Law Society of the Transvaal.

20.4      venue and period for completion of arbitration

          The arbitration shall be held in Johannesburg and the parties shall endeavour to ensure that it is completed within 90 days after notice requiring the claim to be referred to arbitration is given.

20.5      Arbitration Act

          The arbitration shall be governed by the Arbitration Act 1965 or any replacement Act.

20.6      procedure

          The procedure to be followed in the arbitration shall be determined by the arbitrator, with due regard to 20.4=REF1, at the request of either party.

20.7      procedure
          The procedure to be followed in the arbitration shall be that laid down in the Rules for the Conduct of Arbitrations published by the Association of Arbitrators, current at the date the arbitrator is nominated, provided that the arbitrator may vary the procedure, or substitute a different procedure, in his discretion.

20.8      arbitrators powers

          The arbitrator shall have full and unrestricted powers in relation to the arbitration. In particular, but without limitation, the arbitrator:

20.8.1              shall have the powers set out in section
                    21(1) of the Arbitration Act 1965;

20.8.2              need not strictly observe the rules of
                    evidence;

20.9 need not strictly observe the principles of law and may decide the matters submitted to him according to what he considers equitable in the circumstances;

20.9.1              may have regard to his personal
                    knowledge of the facts, and any expert
                    knowledge he may have, relating to the
                    issues in dispute, but is to afford the
                    parties an opportunity of challenging
                    the knowledge he claims to have;

20.9.2 may make such award or awards, whether interim, provisional or final, as he may consider appropriate, including without limitation ex parte awards, declaratory orders, interdicts, and awards for specific performance, restitution, damages, penalties, interest and security for costs or restitution.

20.10          reasons for award

          The arbitrator shall give his reasons for his award, if so requested by either party.

20.11          costs

20.11.1             If the arbitrators charges and any
                    other costs have to be paid before the
                    arbitrator has made his award in respect of costs, the parties shall pay the costs in equal shares, and if a party fails to pay that partys share the arbitrator may make his award in respect of the claim and costs in the absence of that party.

20.11.2             It is recorded that the parties intend
                    that the substantially successful party
                    should be awarded a full indemnity for
                    all the costs reasonably incurred by
                    that party and not merely the costs on
                    the supreme court or any other scale.

21.  Miscellaneous matters

21.1      postal address

21.1.1 Any written notice in connection with this agreement may be addressed:
21.1.1.1            in the case of Welch to:

                         address   :    PO Box 2835
                                        Krugersdorp
                                        1740

                         telefax no     :    953 1283


                    and shall be marked for the attention of John Welch



21.1.1.2            in the case of Andreas to:

                         address   :    6 Third Street
                                        Krugersdorp North
                                        1741

                         telefax no     :    953 1283


                    and shall be marked for the attention of Heinz Andreas



21.1.1.3            in the case of Morgan to:

                         address   :    PO Box 2835
                                        Krugersdorp
                                        1740

                         telefax no     :    953 1283


                    and shall be marked for the attention of Michael Morgan



21.1.1.4            in the case of FSAC and the purchaser to:

                         address   :    c/o Price
                                        Waterhouse
                                        PO Box 783027
                                        Sandton
                                        2146

                         telefax no     :    780 2095


                    and shall be marked for the attention of Charles Boles;



21.1.1.5            in the case of the Company and Propco to:

                         address   :    PO Box 2835
                                        Krugersdorp
                                        1740

                         telefax no     :    953 1283


                    and shall be marked for the attention of John Welch;


21.1.2 The notice shall be deemed to have been duly given:

21.1.2.1            14 days after posting, if posted by
                    registered post to the partys address
                    in terms of this sub-clause;

21.1.2.2            on delivery, if delivered to the partys
                    physical address in terms of either this sub-clause or the next sub-clause dealing with service of legal documents;

21.1.2.3            on dispatch, if sent to the partys then
                    telefax or telex number and confirmed by registered letter posted no later than the next business day.

21.1.3 A party may change that partys address for this purpose, by notice in writing to the other party.

21.2      address for service of legal documents

21.2.1 The parties choose the following physical addresses at which documents in legal proceedings in connection with this agreement may be served (ie their domicilia citandi et executandi):


21.2.1.1            Welch:
                    401 Anne Road
                    Ruimsig
                    Roodepoort
                    1724


21.2.1.2            Andreas:
                    6 Third Street
                    Krugersdorp North
                    1740


21.2.1.3            Morgan:
                    3 Harebell Street
                    Randpark Ridge
                    2194


21.2.1.4            the purchaser and FSAC:

                    90 Rivonia Rd
                    Sandton
                    2146


21.2.1.5            the Company and Propco:

                    Cnr Anvil and Screw Streets
                    Boltonia


21.2.2 A party may change that partys address for this purpose to another physical address by notice in writing to the other party.

21.3      entire contract

          This agreement contains all the express provisions agreed on by the parties with regard to the subject matter of the agreement and the parties waive the right to rely on any alleged express provision not contained in the agreement.

21.4      no representations

          No party may rely on any representation which allegedly induced that party to enter into this agreement, unless the representation is recorded in this agreement.

21.5      variation, cancellation and waiver

          No contract varying, adding to, deleting from or cancelling this agreement, and no waiver of any right under this agreement, shall be effective unless reduced to writing and signed by or on behalf of the parties.

21.6      cession

          No party may cede that partys rights nor delegate that partys obligations without the prior written consent of the other parties.

21.7      applicable law

          This agreement shall be interpreted and
          implemented in accordance with the law of the Republic of South Africa.

21.8      jurisdiction

          Each of the parties submits itself to and consents to the non-exclusive jurisdiction of the Witwatersrand Local Division of the Supreme Court of South Africa.

21.9      costs

21.9.1 Each party shall bear that partys own legal costs of and incidental to the negotiation, preparation, settling, signing and implementation of this agreement. The stamp duty, if any, on this agreement shall be borne by the parties in equal shares. The stamp duty payable in respect of the registration of the transfer of the shares into the name of the the purchaser shall be borne by the purchaser.

21.9.2 Any costs, including attorney and own client costs, incurred by a party arising out of the breach by any other party of any of the provisions of this agreement shall be borne by the party in breach.

21.10          indulgences

          If a party at any time breaches any of that partys obligations under this agreement, any of the other parties:

21.10.1 may at any time after that breach exercise any right that became exercisable directly or indirectly as a result of the breach, unless the aggrieved party has expressly elected in writing not to exercise the right;

21.10.2 shall not be estopped (ie precluded) from exercising the aggrieved partys rights arising out of that breach, despite the fact that the aggrieved party may have elected or agreed on one or more previous occasions not to exercise the rights arising out of any similar breach or breaches.

Signed at                                           on
                                   1996.

As witness:

 .............................................
 .............................................
                                   John Welch



Signed at                                           on
                                   1996.

As witness:

 .............................................
 .............................................
                                   H Andreas



Signed at                                           on
                                   1996.

As witness:

 .............................................
 .............................................
                                   M Morgan

Signed at                                           on
                                   1996.

As witness:

 .............................................
 .............................................
                                   For First South African
                                   Holdings (Proprietary)
                                   Limited


Signed at                                           on
                                   1996.

As witness:

 ...............................................................................
                                   For Piemans Pantry
                                   (Proprietary) Limited


Signed at                                           on
                                   1996.

As witness:

 .............................................
 .............................................
                                   For Surfs-Up Investments
                                   (Proprietary) Limited